EXHIBIT 23.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the use, in the Amendment No. 2 to Form 20-F for Kodiak Oil & Gas Corp., of our report dated April 12, 2005 relating to the December 31, 2004 financial statements of Kodiak Oil & Gas Corp., which appears in such form.

Vancouver, Canada February 7, 2006	“Amisano Hanson“ Amisano Hanson Chartered Accountants

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